                          LEHMAN BROTHERS HOLDINGS INC.

                     Dow Jones Industrial Average(SM) SUNS(R)
     112.5% Minimum Redemption PrincipalPlus Stock Upside Note Securities(R)
                               Due August 5, 2007


Number     R-1                                                       $55,600,000
ISIN       US524908 EK 20                                      CUSIP 524908 EK 2


See Reverse for Certain Definitions

THIS SECURITY (THIS "SECURITY") IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO LEHMAN BROTHERS HOLDINGS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, at Stated Maturity, in such coin or currency of the United States of America at the time of payment shall be legal tender for the payment of public and private debts, for each $1,000 principal amount of the Securities represented hereby, an amount equal to the Maturity Payment Amount. THE SECURITIES REPRESENTED HEREBY SHALL NOT BEAR ANY INTEREST.

                  Any amount payable at Stated Maturity hereon will be paid only upon presentation and surrender of this Security.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF WHICH FURTHER

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                                                                               2


PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  "Dow Jones" and "Dow Jones Industrial Average" are servicemarks of Dow Jones & Company, Inc. and have been licensed for use by Lehman Brothers Holdings Inc. This Security, based on the performance of the Dow Jones Industrial Average, is not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in this Security.

 "SUNS" and "Stock Upside Note Securities" are trademarks of Lehman Brothers
Inc.



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                                                                               3


                  This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

                  IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:   August 5, 2002                     LEHMAN BROTHERS HOLDINGS INC.


                                            By:     ____________________________
                                                    Name:
                                                    Title:


                                            Attest: ____________________________
                                                    Name:
                                                    Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: August 5, 2002

CITIBANK, N.A.
  as Trustee

By: ___________________________
    Name:
    Title:



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                                                                               4


                               Reverse of Security

                  This Security is one of a duly authorized series of Securities of the Company designated as Dow Jones Industrial Average(SM) SUNS(R), 112.5% Minimum Redemption PrincipalPlus Stock Upside Note Securities(R) Due August 5, 2007 (herein called the "Securities"). The Company may, without the consent of the holders of the Securities, create and issue additional notes ranking equally with the Securities and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the Securities; provided that no additional notes can be issued if an Event of Default has occurred with respect to the Securities. This series of Securities is one of an indefinite number of series of debt securities of the Company, issued and to be issued under an indenture, dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank, N.A., as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities.

                  The Equity Bonus and the Maturity Payment Amount shall be determined by the Calculation Agent pursuant to the Calculation Agency Agreement.

                  All percentages resulting from any calculation with respect to the Securities will be rounded at the Calculation Agent's discretion.

                  The Trustee shall fully rely on the determination by the Calculation Agent of the Equity Bonus and the Maturity Payment Amount and shall have no duty to make any such determination.

                  This Security is not subject to any sinking fund and is not redeemable prior to its Stated Maturity.

                  If an Event of Default with respect to the Securities shall occur and be continuing, the amounts payable on all of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount calculated as though the date of acceleration was the Stated Maturity and the date three Business Days prior thereto was the last Measurement Date.

                  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, if any, or reduce any premium payable on redemption, or make the principal thereof, or premium, if any, or interest thereon, if any, payable in any coin or currency other than that hereinabove provided, without the consent of



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                                                                               5


the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and any Securities which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Security or such other Securities.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount with respect to this Security.

                  The Securities are issuable in denominations of $1,000 and any integral multiples of $1,000.

                  The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder (the "Holder") hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Security.

                  No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  The Company agrees, and by acceptance of beneficial ownership interest in the Securities each beneficial holder of the Securities will be deemed to have agreed, for United States federal income tax purposes, (i) to treat the Securities as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (ii) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Securities. The



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                                                                               6


Company has determined the "comparable yield" to be 5% per annum, compounded semi-annually, and the projected "payment schedule" per $1,000 note to be $1,280.08 due at Stated Maturity.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or agency in a Place of Payment for this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series or of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Set forth below are definitions of the terms used in this Security.

                  "AMEX" shall mean the American Stock Exchange LLC.

                  "Average Execution Price" for a security or other property shall mean the average execution price that an affiliate of the Company receives or pays for such security or property, as the case may be, to hedge the Company's obligations under the Securities.

                  "Business Day", notwithstanding any provision in the Indenture, shall mean any day that is not a Saturday, a Sunday or a day on which the NYSE, the Nasdaq or the AMEX is not open for trading or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

                  "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of August 5, 2002, between the Company and the Calculation Agent, as amended from time to time.

                  "Calculation Agent" shall mean the person that has entered into an agreement with the Company providing for, among other things, the determination of the Equity Bonus and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors and assigns. The initial Calculation Agent shall be Lehman Brothers Inc.

                  "Capped Quarterly Return", when used with respect to any Measurement Period, shall mean the lesser of:

                    (x)  Ending Index Level - Starting Index Level;      and
                         ------------------------------------------
                                    Starting Index Level

                    (y)  6%.

                  "Close of Trading" shall mean 4:00 p.m., New York City time.

                  "Closing Level" shall mean the last reported level of the Index or the Successor Index, as the case may be, at 4:00 p.m., New York City time, as reported by Dow Jones & Company, Inc. or the publisher of the Successor Index, as the case may be.

                  "Company" shall have the meaning set forth on the face of this Security.

                  "Ending Index Level" shall mean, for any Measurement Period, the Closing Level on the Measurement Date at the end of that Measurement Period.

                  "Equity Bonus" shall mean with respect to each $1,000 principal amount of Securities, the greater of (i) zero and (ii) the product of:

                  (1)    $1,000; and

                  (2) the sum of the Capped Quarterly Returns for 20 quarterly Measurement Periods less 12.5%.

                  "Holder" shall have the meaning set forth on the reverse of this Security.

                  "Indenture" shall have the meaning set forth on the reverse of this Security.

                  "Index" shall mean the Dow Jones Industrial Average, as calculated by Dow Jones & Company, Inc. The Dow Jones Industrial Average is a price-weighted index of 30 common stocks chosen by the editors of The Wall Street Journal as representative of a broad cross-section of U.S. industry. As of July 29, 2002, the component companies of the Dow Jones Industrial Average were as follows: 3M Company, Alcoa Inc., American Express Company, AT&T Corp., The Boeing Company, Caterpillar Inc., Citigroup Inc., The Coca-Cola Company, E.I. du Pont de Nemours and Company, Eastman Kodak Company, Exxon Mobil Corporation, General Electric Company, General Motors Corporation, Hewlett-Packard Company, The Home Depot, Inc., Honeywell International Inc., Intel Corporation, International Business Machines Corporation, International Paper Company, J.P. Morgan Chase & Co., Johnson & Johnson, McDonald's Corporation, Merck & Co., Inc., Microsoft Corporation, Philip Morris Companies. Inc., The Procter & Gamble Company, SBC Communications Inc., United Technologies Corporation, Wal-Mart Stores, Inc. and The Walt Disney Company.

                  "Market Disruption Event", on any day, shall mean any of the following events as determined by the Calculation Agent:

                  (i) A suspension, absence or material limitation of trading in 20% of more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to the rules of any primary organized U.S. exchange or trading system similar to NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE, any other exchange, trading system, or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as replacement for Rule 80B, may be considered material. Notwithstanding the first sentence of this paragraph, a Market Disruption Event for a security traded on a bulletin board means a suspension, absence or material limitation of trading of that security for more than two hours or during the one hour period preceding 4:00 p.m., New York City time.

                  (ii) A suspension, absence or material limitation has occurred on that day, in each case, for more than two hours of trading or during the one-half hour period preceding the Close of Trading in options contracts related to the Index or any Successor Index, as the case may be, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options contracts are traded or otherwise.

                  (iii) Information is unavailable on that date, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the Close of Trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or any Successor Index, as the case may be, or in respect of options contracts related to the Index or any Successor Index, as the case may be, in each case traded on any major U.S. exchange or trading system or in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market.

         For purposes of determining whether a Market Disruption Event has occurred:

                  (i) a limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market;

                  (ii) any suspension in trading in an options contract on the Index or any Successor Index, as the case may be, by a major securities exchange, trading system or market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, shall constitute a Market Disruption Event notwithstanding that the suspension or material limitation is less than two hours;

                  (iii) a suspension or material limitation on an exchange, trading system or in a market shall include a suspension or material limitation of trading by one class of investors provided that the suspension continues for more than two hours of trading or during the last one-half hour period preceding the Close of Trading on the relevant exchange, trading system or market but shall not include any time when the relevant exchange, trading system or market is closed for trading as part of that exchange's, trading system's or market's regularly scheduled business hours; and

                  (iv) "Trading systems" include bulletin board services.

                  "Maturity Payment Amount", for each $1,000 principal amount of Securities, shall mean the sum of (a) $1,125 and (b) the Equity Bonus.


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                                                                               9



                  "Measurement Date" shall mean November 1, 2002, February 1, 2003, May 1, 2003, August 1, 2003, November 1, 2003, February 1, 2004, May 1,
2004, August 1, 2004, November 1, 2004, February 1, 2005, May 1, 2005, August 1,
2005, November 1, 2005, February 1, 2006, May 1, 2006, August 1, 2006, November 1, 2006, February 1, 2007, May 1, 2007 and August 1, 2007, or if such day is not a Business Day, the next Business Day.

                  "Measurement Period" shall mean (a) the period between July 31, 2002 and the first Measurement Date and (b) the period between any two consecutive Measurement Dates.

                  "Nasdaq" shall mean The Nasdaq Stock Market, Inc.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Securities" shall have the meaning set forth on the reverse of this Security.

                  "Security" shall have the meaning set forth on the reverse of this Security.

                  "Starting Index Level" shall mean (a) when used with respect to the first Measurement Period, 8736.59, and (b) when used with respect to any other Measurement Period, the Ending Index Level for the immediately preceding Measurement Period.

                  "Stated Maturity" shall mean August 5, 2007, or if a Market Disruption Event occurs on August 1, 2007, on the third Business Day after such Market Disruption event ceases.

                  "Successor Index" shall mean such substitute index as the Calculation Agent may select pursuant to the Calculation Agency Agreement upon discontinuance of the Index.

                  "Trustee" shall have the meaning set forth on the reverse of this Security.

                  All terms used but not defined in this Security are used herein as defined in the Indenture or the Calculation Agency Agreement.

                        --------------------------------

                  The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common              UNIF GIFT MIN ACT - ________ Custodian ________
                                                                   (Cust)            (Minor)
TEN ENT -   as tenants by the entireties      under Uniform Gifts to Minors
JT TEN  -   as joint tenants with right of    Act _________________________
            Survivorship and not as                        (State)

                      Additional abbreviations may also be used though not in the above list.

                        --------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

+--------------------------------+
|                                |
+--------------------------------+


________________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)

________________________________________________________________________________
the within Security, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
to transfer the said Security on the books of the Company, with full power of substitution in the premises.

         Dated:

                                       _________________________________________

         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:





_______________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.